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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-3836, 33-81706, 33-62645, 333-69081, 333-69089, 333-35118 and 333-69690 of
REX Stores Corporation on Forms S-8 of our report dated March 25, 2003, relating to the consolidated financial statements of REX Stores Corporation as of and for the year ended January 31, 2003, appearing in this Annual Report on Form 10-K of REX Stores Corporation for the year ended January 31, 2003.


/s/ DELOITTE & TOUCHE

Cincinnati, Ohio
April 21, 2003